UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12
Huntsman Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 1, 2022, Huntsman Corporation (the “Company”) filed a press release (the “Press Release”) announcing the filing of its preliminary proxy statement with the Securities and Exchange Commission in connection with the Company’s upcoming Annual Meeting of Stockholders to be held on March 25, 2022 (the “Annual Meeting”).

In connection with the Annual Meeting, the Company also launched the website voteforhuntsman.com (the “Website”) and issued a note to the Company’s employees (the “Employee Note”) regarding the Company’s filing of its preliminary proxy statement.

Copies of the Press Release, Website and Employee Note can be found below.

Press Release

Huntsman Files Preliminary Proxy Statement

Highlights Substantial Completion of Long-Term Board Refreshment and Extensive Engagement with Starboard

Launches voteforhuntsman.com, Providing Additional Information for Shareholders

THE WOODLANDS, Texas, February 1, 2022 -- Huntsman Corporation (NYSE: HUN) today announced that it has filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders to be held on March 25, 2022. The preliminary proxy statement is available on voteforhuntsman.com.

Highlights from the preliminary proxy filing include:

The Huntsman Board has substantially completed an extensive refreshment plan that began at the end of 2017 and implemented extensive corporate governance enhancements.

•	With the assistance of a leading international and independent search firm, the Board has substantially completed its director succession plan focused on recruiting directors with the independence, background, diversity, experience and expertise needed to support Huntsman’s continuing efforts to upgrade and streamline its portfolio. As a result, eight new independent directors have been appointed since 2018.
•	In January 2022, Huntsman appointed three highly experienced individuals – David Sewell, José Muñoz and Curtis Espeland – as new directors and announced that four existing directors will transition off the Board at the upcoming Annual Meeting.
•	The Board appointed Cynthia Egan as Non-Executive Vice Chair and Lead Independent Director and appointed new Committee Chairs, resulting in four of five Board committees being chaired by women as of the upcoming Annual Meeting.
•	The Board implemented a multi-year incentive compensation program for all Huntsman officers and vice presidents that ties the vast majority of their incentive compensation to the achievement of the Investor Day targets.

Huntsman has consistently engaged and made efforts to reach an agreement with Starboard and avoid a costly and unnecessary proxy contest.

•	Since September 2021, the Huntsman Board and management team have had over a dozen calls or meetings with Starboard.
•	After Starboard repeatedly refused to provide the names of Starboard candidates so that the Board could include consideration of those candidates in its ongoing refreshment process, the Board acted with urgency and speed when Starboard finally provided the names of three candidates on January 5, 2022. The Board’s Nominating and Corporate Governance Committee interviewed the two outside candidates presented by Starboard at the time, James Gallogly and Sandra Beach Lin, not even 48 hours after receiving the names.
•	Huntsman then agreed to facilitate a call between Starboard and Mr. Sewell for the purpose of seeing whether Mr. Sewell met Starboard’s criteria and could be appointed as part of a potential agreement, and Starboard indicated it would reach out to Huntsman after the call. During its meeting with Mr. Sewell, Starboard first noted that Mr. Sewell appeared to be ‘a good nominee’ for the Huntsman Board and that ‘Starboard might even have an interest in nominating him to other boards in the future’. Starboard then proceeded to tell Mr. Sewell that it planned on running a proxy fight with the Company and that new directors, including Mr. Sewell, ‘could be targeted.’

•	Mr. Smith never called Huntsman after his call with Mr. Sewell. The next communication with Starboard or any of its principals or representatives was on January 12, 2022 when Starboard formally nominated its slate.

We believe Starboard’s actions demonstrate there is no misalignment with Huntsman’s objectives and strategic initiatives.

•	Ahead of Huntsman’s November 2021 Investor Day, the Company entered into a standard non-disclosure agreement with Starboard to allow Starboard to review in advance the Company’s presentation and provide suggestions.
•	The Company believes it is clear from its engagement that there is no misalignment with Starboard on Huntsman’s objectives and strategic initiatives. For example, Huntsman’s recently initiated strategic review process for the Textile Effects Division, increase in the quarterly dividend by 15% in April 2021, a new share repurchase authorization of $1 billion over the next three years, as well as numerous corporate governance enhancements, each align with suggestions made by Starboard. In fact, on January 12, Starboard publicly noted ‘We have also been pleased by the Company’s recent announcements around financial targets, capital allocation priorities and portfolio changes, which incorporate many of our suggestions.’[1]
•	Accordingly, we believe Starboard’s actions demonstrate its public campaign is solely about installing its handpicked board candidates rather than allowing Huntsman’s refreshed and highly qualified Board to focus on the execution of the Company’s initiatives, which Starboard supports.

Huntsman remains unwavering in its commitment to acting in the best interests of all shareholders.

Advisors:

BofA Securities and Moelis & Company LLC are serving as financial advisors to Huntsman. Kirkland & Ellis LLP is serving as legal advisor to Huntsman.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2020 revenues of approximately $6 billion. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 70 manufacturing, R&D and operations facilities in approximately 30 countries and employ approximately 9,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: www.twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, divestitures or strategic transactions, including the review of the Textile Effects Division, business trends and any other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “likely,” “projects,” “outlook,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions and beliefs. In particular, such forward-looking statements are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the Company’s operations, markets, products, prices and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). In addition, there can be no assurance that the review of the Textile Effects Division will result in one or more transactions or other strategic change or outcome. Significant risks and uncertainties may relate to, but are not limited to, ongoing impact of COVID-19 on our operations and financial results, volatile global economic conditions, cyclical and volatile product markets, disruptions in production at manufacturing facilities, timing of proposed transactions, reorganization or restructuring of the Company’s operations, including any delay of, or other negative developments affecting the ability to implement cost reductions and manufacturing optimization improvements in the Company’s businesses and to realize anticipated cost savings, and other financial, operational, economic, competitive, environmental, political, legal, regulatory and technological factors. Any forward-looking statement should be considered in light of the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which may be supplemented by other risks and uncertainties disclosed in any subsequent reports filed or furnished by the Company from time to time. All forward-looking statements apply only as of the date made. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

1 Starboard press release dated January 12, 2022

Additional Information and Where to Find It:

The Company has filed a preliminary proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), and prior to the 2022 Annual Meeting, the Company intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC. The Company’s shareholders are strongly encouraged to read the definitive proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.huntsman.com.

Certain Information Regarding Participants:

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 12, 2021 and (b) proxy statement filed with the SEC on March 18, 2021 with respect to the Company’s 2021 Annual Meeting of Stockholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting.

Website

HUNTSMAN
Enriching lives through innovation

Our Nominees | Plan to Drive Value | Shareholder Resources

Vote to Support the Huntsman Board Nominees Who Are Committed to Maximizing Shareholder Value

Since we began executing our transformative strategic plan in 2017, the Huntsman Board has overseen a significant repositioning of the portfolio that has generated meaningful shareholder value. Four years later, Huntsman has achieved its strongest profit and margin performance ever with its current portfolio of businesses. **We are building on this momentum by successfully executing on our multi-year plan to increase margins, generate free cash flow and continue to improve our businesses.**

Our Board substantially completed an extensive refreshment plan and implemented extensive corporate governance enhancements focused on recruiting directors with the independence, background, diversity, experience and expertise needed to support for Huntsman's continuing efforts to upgrade and streamline its portfolio.

Starboard Value LP, a New York-based hedge fund, has launched an unnecessary proxy contest to win four seats on your Board of Directors with their own hand-picked nominees. Members of the Board and management team have had frequent and extensive engagement with Starboard over the last several months. There was, and continues to be, no misalignment with Starboard on the Company's objectives and strategic initiatives, but, despite our best efforts to come to a mutual agreement, Starboard has been unwilling to consider a negotiated resolution.

We urge you to protect your investment in Huntsman, and not allow Starboard to disrupt our significant momentum by voting **"FOR" ALL** Huntsman's director nominees on the **WHITE** proxy card.

For Additional Voting Information

If you have any questions about how to vote your shares or need additional assistance, please contact our proxy solicitor, Innisfree. Shareholders may call (877) 750-0926 (toll free). Banks and brokers may call (212) 750-5833.

Investor Contacts

Huntsman Investor Relations
ir@huntsman.com

Media Contacts

Huntsman General Media Inquiries
HuntsmanMedia@huntsman.com

Steve Frankel / Meaghan Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Employee Note

February 1, 2022

Headline: Huntsman Files Preliminary Proxy Ahead of March 25 Shareholders Meeting

Huntsman made a filing with the United States Securities and Exchange Commission (SEC) earlier today called a “preliminary” proxy statement, an informational package that will be finalized in the coming weeks and then refiled for all shareholders to have in advance of our Annual Meeting of Stockholders on March 25.

Among other things, the SEC filing highlights our significant accomplishments and performance highlights in 2021 and the substantial completion of our company’s Board of Directors refreshment plan, which has resulted in eight new independent directors being appointed since 2018. Huntsman’s preliminary proxy and much more information is available for your review at www.voteforhuntsman.com.

What is a proxy?

A proxy allows investors to vote without being physically present at the annual shareholder’s meeting, to ensure their interests are represented even if they cannot attend. A proxy statement provides those investors with the information they need to decide which Board of Directors nominees and proposals they will vote for via proxy.

Why is it called a “preliminary” proxy statement?

This is a normal part of the proxy process. The preliminary statement discloses all relevant details to date. Any additional or final details will be shared when the definitive proxy statement is filed before the Annual Meeting of Stockholders.

As this proxy contest process proceeds through to March 25, please remember that our day-to-day responsibilities remain clear: delivering on our commitments to customers safely, ethically and with best-in-class service.

Additional Information and Where to Find It:

The Company has filed a preliminary proxy statement and accompanying WHITE proxy card with the SEC with respect to the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), and prior to the 2022 Annual Meeting, the Company intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC. The Company’s shareholders are strongly encouraged to read the definitive proxy statement, the accompanying WHITE proxy card and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.huntsman.com.

Certain Information Regarding Participants:

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s (a) annual report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 12, 2021 and (b) proxy statement filed with the SEC on March 18, 2021 with respect to the Company’s 2021 Annual Meeting of Stockholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting.